We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-24803 and No. 333-33191) of Iron Mountain Incorporated of our reports dated February 28, 1997 (except for Note 12, as to which the date is September 26, 1997) and April 30, 1997 (except for Note 15, as to which the date is September 26, 1997), with respect to the consolidated financial statements of Arcus Technology Services, Inc. and Arcus Group, Inc., respectively, included in this Form 8-K dated November 25, 1997 filed by Iron Mountain Corporation.



                                             Ernst & Young LLP

Dallas, Texas
November 24, 1997